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                                  EXHIBIT 2.2
          AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF REORGANIZATION

          AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF REORGANIZATION

    THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and is effective as of September 29, 1997, by and among Polycom, Inc., a Delaware corporation ("Polycom"), Venice Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Polycom ("Merger Sub") and ViaVideo Communications, Inc., a Delaware corporation ("ViaVideo").

    WHEREAS, Polycom, Merger Sub and ViaVideo are parties to that certain Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into ViaVideo, with ViaVideo becoming a wholly-owned subsidiary of Polycom.

    WHEREAS, the parties desire to enter into this Agreement to provide for the amendment and addition of various sections of the Reorganization Agreement pursuant to Section 7.4 of the Reorganization Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereto hereby agree as follows:

    1. AMENDMENT OF SUBSECTION 1.4(A). Subsection 1.4(a) to the Reorganization Agreement is hereby amended to read in its entirety as follows:

        (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is ViaVideo Communications, Inc."

    2. ADDITION OF SECTION 1.12. Section 1.12 shall be added to the Reorganization Agreement to read in its entirety as follows:

        1.12 EXEMPTION FROM REGISTRATION. The shares of Polycom Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof.

    3. AMENDMENT OF SECTION 2.24. Section 2.24 of the Reorganization Agreement is hereby amended to read in its entirety as follows:

        2.24 PROXY STATEMENT; INFORMATION STATEMENT. The information supplied by ViaVideo for inclusion in the proxy statement to be sent to the stockholders of Polycom (the "Proxy Statement") and for inclusion in the information statement to be sent to the stockholders of ViaVideo (the "Information Statement") in connection with the meeting of Polycom's stockholders to consider the Merger (the "Polycom Stockholders Meeting") and in connection with the meeting of ViaVideo's stockholders to consider the Merger (the "ViaVideo Stockholders Meeting"), respectively, shall not, on the date the Proxy Statement is first mailed to Polycom's stockholders, on the date the Information Statement is first mailed to ViaVideo's stockholders, at the time of the Polycom Stockholders Meeting, the time of the ViaVideo Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Polycom Stockholders Meeting or the ViaVideo Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by ViaVideo which should be set forth in a supplement to the Proxy Statement or Information Statement, ViaVideo will promptly inform Polycom or Merger Sub. Notwithstanding the foregoing, ViaVideo makes no

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    representation, warranty or covenant with respect to any information supplied by Polycom or Merger Sub which is contained in any of the foregoing documents.

    4. AMENDMENT OF SECTION 3.15. Section 3.15 to the Reorganization Agreement is hereby amended to read in its entirety as follows:

        3.15 PROXY STATEMENT; INFORMATION STATEMENT. The information supplied by Polycom or Merger Sub for inclusion in Proxy Statement and for inclusion in the Information Statement in connection with the Polycom Stockholders Meeting and in connection with the ViaVideo Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to Polycom's stockholders, on the date the Information Statement is first mailed to ViaVideo's stockholders, at the time of the Polycom Stockholders Meeting, the time of the ViaVideo Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Polycom Stockholders Meeting or the ViaVideo Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Polycom or Merger Sub which should be set forth in a supplement to the Proxy Statement or Information Statement, Polycom or Merger Sub will promptly inform ViaVideo. Notwithstanding the foregoing, Polycom and Merger Sub makes no representation, warranty or covenant with respect to any information supplied by ViaVideo which is contained in any of the foregoing documents.

    5. AMENDMENT OF SUBSECTION 4.3(B). Subsection 4.3(b) to the Reorganization Agreement is hereby amended to read in its entirety as follows:

        (b) ISSUANCE OF SECURITIES. Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement, or (ii) the grant of stock options to service providers in the ordinary course of business, provided that the aggregate of (i) and (ii) above shall not exceed 127,000 shares after the date hereof;

    6. AMENDMENT OF SECTION 5.1. Section 5.1 to the Reorganization Agreement is hereby amended to read in its entirety as follows:

        5.1 PROXY STATEMENT; INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, Polycom and ViaVideo shall prepare, and Polycom shall file with the SEC, preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the stockholders of Polycom and, as promptly as practicable following receipt of SEC comments thereon, Polycom shall file with the SEC revised proxy materials which comply in form with applicable SEC requirements and shall use all reasonable efforts to cause the Proxy Materials to be approved by the SEC as soon thereafter as practicable; provided, however, that neither Polycom nor ViaVideo shall be obligated to agree to account for the Merger as a "purchase" in order to cause the Proxy Materials to be approved by the SEC. The Proxy Statement shall include the recommendation of the Polycom's Board of Directors in favor of the Merger; provided that such recommendation may not be included, or may be withdrawn if previously included, if Polycom's Board of Directors believes in good faith and, upon written advice of its outside legal counsel, shall determine that to include such recommendation, or not withdraw such recommendation if previously included, would constitute a breach of Polycom's Board of Directors' fiduciary duty under applicable law. Polycom will update and amend the Proxy Materials to the extent necessary prior to the closing.

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    7.  AMENDMENT OF SECTION 5.2.  Section 5.2 to the Reorganization Agreement
is hereby amended to read in its entirety as follows:

        5.2.  MEETING OF STOCKHOLDERS.

            (a) ViaVideo shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the ViaVideo Stockholders Meeting within 45 days of the Proxy Statement being approved by the SEC. ViaVideo shall consult with Polycom and use all reasonable efforts to hold the ViaVideo Stockholders Meeting on the same day as the Polycom Stockholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the ViaVideo Stockholders Meeting without the consent of Polycom. Subject to Section 5.1, ViaVideo shall use its best efforts to solicit from stockholders of ViaVideo proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

            (b) Polycom shall promptly after the date hereof take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Polycom Stockholders Meeting within 45 days of the Proxy Statement being approved by the SEC. Polycom shall consult with ViaVideo and use all reasonable efforts to hold the Polycom Stockholders Meeting on the same day as the ViaVideo Stockholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Polycom Stockholders Meeting without the consent of ViaVideo. Subject to Section 5.1, Polycom shall use its best efforts to solicit from stockholders of Polycom proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

    8. AMENDMENT OF SECTION 5.22. Section 5.22 to the Reorganization Agreement is hereby amended to read in its entirety as follows:

        5.22 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the certificate of Merger and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that any out-of-pocket expenses incurred by Target (including, without limitation, fees and expenses of one legal counsel to the Target, financial advisors and accountants) in excess of $175,000 (which amount shall be subject to reasonable increases in the event of unexpected and material changes in the scope of work required by such counsel, advisors or accountants, approval of which shall not be unreasonably withheld) in addition to fees and expenses of more than one legal counsel shall remain an obligation of Target's stockholders.

    9. ADDITION OF SECTION 5.27. Section 5.27 shall be added to the Reorganization Agreement to read in its entirety as follows:

        5.27 REGISTRATION RIGHTS. Polycom hereby agrees to grant to the holders of Polycom Common Stock issued pursuant to this Agreement, registration rights as set forth in the Declaration of Registration Rights in the form attached hereto as EXHIBIT I.

    10. AMENDMENT OF SUBSECTION 6.1(b). Subsection (b) to Section 6.1 to the Reorganization Agreement is hereby amended to read in its entirety as follows:

           (b) PROXY STATEMENT APPROVED. The SEC shall have approved the Proxy Statement. No stop order suspending the Proxy Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and all request for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties thereto.

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    11.  AMENDMENT OF SECTION 9.1.  Section 9.1 to the Reorganization Agreement
is hereby amended to read in its entirety as follows:

        9.1 SURVIVAL AT EFFECTIVE TIME. The representations, warranties and agreements set forth in this Agreement shall survive after the Effective Time and shall terminate at the earlier of (i) twelve (12) months after the Effective Time or (ii) the issuance of Polycom's audited financial statements for the year ending December 31, 1997 or December 31, 1998, depending on the Closing Date, which include the results of ViaVideo (the "Termination Date"), except that the agreements set forth in Article I,
    Section 5.4 (Confidentiality), 5.7 (Pooling Accounting), 5,8 (Affiliate Agreements), 5.13 (Employee Benefit Plans), 5.16 (Form S-8), 5.17 (Stockholder's Representation Agreement), 5.22 (Reorganization), 5.25 (Reasonable Commercial Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment), Article VIII and this Article IX shall survive the Termination Date.

    12. AMENDMENT OF SECTION 9.2. Section 9.2 to the Reorganization Agreement is hereby amended to read in its entirety as follows:

        9.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

       (a) if to Polycom or Merger Sub, to:

           Polycom, Inc.

           2584 Junction Avenue

           San Jose, CA 95134

           Attention: President

           Tel: (408) 526-9000

           Fax: (408) 526-9100

           with a copy to:

           Gunderson Dettmer Stough Villeneuve

             Franklin & Hachigian, LLP

           155 Constitution Drive

           Menlo Park, CA 94025

           Attention: Jeffrey P. Higgins

           Tel: (650) 321-2400

           Fax: (650) 321-2800

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       (b) if to ViaVideo, to:

           ViaVideo Communications, Inc.

           8900 Shoal Creek

           Building 300

           Austin, TX 78757

           Attention: President

           Tel: (512) 923-9633

           Fax: (512) 342-7179

           with a copy to:

           Brobeck, Phleger & Harrison LLP

           301 Congress Avenue

           12(th) Floor

           Austin, TX 78701

           Attention: Carmelo M. Gordian

           Tel: (512) 477-5495

           Fax: (512) 477-5813

    13. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

    14. GOVERNING LAW. This Amendment shall be governed and construed by and construed in accordance with the laws of the State of California.

    15. HEADINGS. Section headings in this Amendment are included herein for the convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    16. REORGANIZATION AGREEMENT. Except as expressly amended herein, the Reorganization Agreement shall remain in full force and effect.

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    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                                POLYCOM, INC.

                                                By:                 /s/ BRIAN L. HINMAN
                                                           -------------------------------------
                                                                      Brian L. Hinman
                                                                  CHIEF EXECUTIVE OFFICER

                                                VENICE ACQUISITION CORPORATION

                                                By:                 /s/ BRIAN L. HINMAN
                                                           -------------------------------------
                                                                      Brian L. Hinman
                                                                         PRESIDENT

                                                VIAVIDEO COMMUNICATIONS, INC.

                                                By:                 /s/ CRAIG B. MALLOY
                                                           -------------------------------------
                                                                      Craig B. Malloy
                                                                         PRESIDENT

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